UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2009

CARIBBEAN VILLA CATERING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-151840	45-0557179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

38 Playa Laguna
Sosua, Dominican Republic
 (Address of principal executive offices) (zip code)

(809) 571-3363
 (Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2009, Caribbean Villa Catering, Corporation , a Nevada corporation  (“Caribbean ” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Globotek Acquisition Corp. , a Nevada corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and CJSC Globotek., a Russian corporation (“Globotek”).

Pursuant to the Merger Agreement, the Subsidiary will be merged with and into Globotek resulting in Globotek becoming a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the Company will issue approximately 40,000,000 shares of its common stock (the “Acquisition Shares”) to the shareholders of Globotek. Pursuant to the Merger Agreement, the outstanding shares of common stock of Globotek will be cancelled.  The Company intends to change its name to Globotek Holdings, Inc. or a similar derivation, as soon as practicable.

Item 9.01  Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated December 31, 2009, among Caribbean Villa Catering Corporation CJSC Globotek and Globotek Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARIBBEAN VILLA CATERING CORPORATION

Dated: December 31, 2009	By:	/s/ Robert Seeley
Name: Robert Seeley Title: President